UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO CIO.PrA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2020, City Office REIT, Inc. (the “Company”) and City Office Operating Partnership, L.P. (the “Operating Partnership”) entered into Equity Distribution Agreements (the “Agreements”) with each of KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., BMO Capital Markets Corp., RBC Capital Markets, LLC, B. Riley FBR, Inc., D.A. Davidson & Co. and Janney Montgomery Scott, LLC, as managers (the “Managers”). Pursuant to the terms of the Agreements, the Company agreed to sell through the Managers, subject to the terms and conditions set forth in the Agreements, up to 15,000,000 shares of the Company’s common stock, par value $0.01 per share (the “common stock”), and up to 1,000,000 shares of the Company’s 6.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” and together with the common stock, the “Shares”). Sales of Shares pursuant to the Agreements, if any, may be made in privately negotiated transactions and/or sales deemed to be an “at the market” offering as defined in Rule 415 of Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Agreements contain customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The preceding description of the Agreements is qualified in its entirety by reference to the text of the Agreements, copies of which are attached hereto as Exhibit 1.1, Exhibit 1.2, Exhibit 1.3, Exhibit 1.4, Exhibit 1.5, Exhibit 1.6 and Exhibit 1.7 to this Current Report on Form 8-K and are incorporated herein by reference into this Item 1.01.

In connection with the offering of the Series A Preferred Stock, the Company, as the sole general partner of the Operating Partnership, on its own behalf and as general partner of the Operating Partnership and on behalf of the limited partners of the Operating Partnership, has amended the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) to amend certain provisions set forth in the Third Amendment to the Partnership Agreement related to the Agreements and certain tax provisions. The Company expects to contribute any net proceeds from the sale of the Series A Preferred Stock in the offering to the Operating Partnership in exchange for the same number of Series A Preferred Units. The Series A Preferred Units have economic terms that mirror the terms of the Series A Preferred Stock. The issuance of the Series A Preferred Units will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

This description of the material terms of the amendment to the Partnership Agreement is qualified in its entirety by reference to the amendment to the Partnership Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated February 26, 2020, by and among City Office REIT, Inc., City Office Operating Partnership, L.P. and KeyBanc Capital Markets Inc.
1.2	Equity Distribution Agreement, dated February 26, 2020, by and among City Office REIT, Inc., City Office Operating Partnership, L.P. and Raymond James & Associates, Inc.
1.3	Equity Distribution Agreement, dated February 26, 2020, by and among City Office REIT, Inc., City Office Operating Partnership, L.P. and BMO Capital Markets Corp.
1.4	Equity Distribution Agreement, dated February 26, 2020, by and among City Office REIT, Inc., City Office Operating Partnership, L.P. and RBC Capital Markets, LLC.
1.5	Equity Distribution Agreement, dated February 26, 2020, by and among City Office REIT, Inc., City Office Operating Partnership, L.P. and B. Riley FBR, Inc.
1.6	Equity Distribution Agreement, dated February 26, 2020, by and among City Office REIT, Inc., City Office Operating Partnership, L.P. and D.A. Davidson & Co.
1.7	Equity Distribution Agreement, dated February 26, 2020, by and among City Office REIT, Inc., City Office Operating Partnership, L.P. and Janney Montgomery Scott LLC.
5.1	Opinion of Ballard Spahr LLP as to the validity of the Shares.
10.1	Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of City Office REIT Operating Partnership, L.P.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: February 26, 2020	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer